Exhibit 99.2

Kelly













Q1 2025

May 8, 2025



Presentation Disclosures

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Measures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2025 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on forward contract, and the 2024 restructuring charges are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Kelly


▼9.174

Financials

First-Quarter 2025 Takeaways



Revenue growth reflects 2024 MRP acquisition and solid execution despite challenging current macroeconomic conditions and resulting pressure on staffing demand

- Q1 revenue up 11.5% on a reported basis
- Organic Q1 revenue up 0.2%[1], including 0.8% of reduced demand for US federal government contract workers

Executing on our strategy to accelerate focus on North American specialty staffing and global RPO and MSP businesses with a resilient operating model

- Realigned OCG and P&I segments under a common management structure with a streamlined go-to-market strategy creating our Enterprise Talent Management segment
- Integrating Motion Recruitment Partners, as well as prior acquisitions, to further align processes and technology across the Company
- New customer wins and sales pipeline momentum contributing to market share gains

Maintaining our focus on accelerating profitable growth

- Proactively managing expenses to be responsive to changing market conditions and maintaining margin profile well above historical trends
- Doubling down on specialties where we are well positioned to compete to drive organic revenue growth
- Continuing to focus inorganic strategy on developing a pipeline of high-quality acquisition targets primarily focused on higher margin SET and Education assets

Refer to the last slide for footnotes.

First-Quarter 2025 Financial Summary

		Change Increase/(Decrease)	
	Actual Results	As Reported	As Adjusted[(2)]
Revenue	$1.2B	11.5%	11.5%
Gross Profit Rate	20.3%	60 bps	60 bps
Earnings from Operations	$10.8M	(59.8%)	(4.2%)
Diluted Earnings per Share	$0.16	($0.54)	($0.17)
Adjusted EBITDA	$34.9M		4.9%
Adjusted EBITDA Margin	3.0%		(20) bps

Refer to the last slide for footnotes.

First-Quarter 2025 Revenue Trends

	Reported[3]	Organic[1]
Total	11.5%	0.2%
Enterprise Talent Management[4]	1.9%	(0.0%)
Science, Engineering & Technology[4]	39.2%	(7.2%)
Education	6.6%	6.3%

Refer to the last slide for footnotes.

First-Quarter 2025 Gross Profit Rate


22.0%
21.5%
21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
19.7%
90 bps
Organic GP
(30) bps
(10) bps
(20) bps
20.3%
Q1 2024 GP Rate
MRP
Business mix
& other
Perm Fees
Q1 2025 GP Rate

- GP rate favorably impacted by the acquisition of MRP that was completed on May 31, 2024
- Organic GP rate decreased at a lower rate than in prior quarters. The decline is due primarily to lower customer demand for permanent placement services, as well as business mix changes driven by growth in Education and PPO, which generate lower gross margins than our higher margin outcome-based and staffing offerings

First-Quarter 2025 SG&A



$ in millions
$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$191
$33
$11
($5)
($2)
($2)
$226
Q1 2024 SG&A
MRP
Integration & realignment costs
(5)
Prior Year Transaction costs
Prior Year Transformation costs
Operations
Q1 2025 SG&A

- SG&A expenses increased primarily due to the acquisition of MRP on May 31, 2024
- Integration and realignment costs related to integration of MRP and other prior acquisitions, consolidation of operating segments and aligning processes and technology across the Company. These were partially offset by the impact of prior year transaction and transformation costs
- Expenses in Operations decreased as a result of management's efforts to align resource levels with volume. Expenses declined in ETM and SET, partially offset by higher expenses in Education as revenue increased

Refer to the last slide for footnotes.

First-Quarter 2025 Revenue and Gross Profit Mix

Revenue Mix[4]



EDU
26%
2025
ETM
46%
SET
28%



EDU
28%
2024
ETM
50%
SET
22%

Gross Profit Mix[4]



EDU
19%
2025
ETM
46%
SET
35%



EDU
20%
2024
ETM
52%
SET
28%

First-Quarter 2025 EPS Summary

$ in millions except per share data

	2025		2024	
	Amount	Per Share	Amount	Per Share
Net earnings	$5.8	$0.16	$25.8	$0.70
Integration and realignment costs, net of taxes(6)	8.0	0.22	–	–
Transaction costs, net of taxes(7)	0.3	0.01	4.4	0.12
Executive transition costs, net of taxes(8)	0.2	0.01	–	–
Gain on sale of EMEA staffing operations, net of taxes(9)	–	–	(10.4)	(0.28)
Gain on forward contract, net of taxes(10)	–	–	(1.2)	(0.03)
Restructuring charges, net of taxes(11)	–	–	1.7	0.05
Adjusted net earnings	$14.3	$0.39	$20.3	$0.56

Refer to the last slide for footnotes.

First-Quarter 2025 Liquidity

$ in millions


$600
$500
$400
$300
$200
$100
$0
-$100
-$200
-$300
-$400
$505
$201
$304
$46
$154
$39
$115
$239
$46
$181
$28
$153
$205
$43
Q1 2024
Q4 2024
Q1 2025
Cash
Unused Borrowing Capacity
SBLC
Borrowings

- As of the end of Q1 2025, we have approximately $180 million of available liquidity, including $28 million of cash on hand
- Our amended credit facilities include $400 million of combined borrowing capacity on our U.S. revolving credit and securitization facilities
- Borrowings in Q4 2024 and Q1 2025 represent amounts outstanding on our U.S. credit facilities related to our acquisition of MRP in 2024
- Standby letters of credit ("SBLC") represent amounts outstanding related to workers' compensation

Q2 2025 Outlook

Our Q2 2025 Outlook assumes macro and staffing market conditions consistent with those at the end of the first quarter.

Through our ongoing focus on efficiency and effectiveness, we are well prepared to navigate this rapidly evolving macroeconomic environment and capitalize when demand rebounds.

Second Quarter 2025:

- ***Revenue*** – total Company year-over-year revenue growth of 6.0% to 7.0%
  - Includes inorganic growth from MRP acquisition through the May 31 anniversary date of the transaction
  - Organic revenue down 1.0% to 2.0%
    - Includes 1.0% to 1.5% of reduced demand for federal contractors, and approximately 1.0% of reduced demand from slower economic growth relative to our initial expectations
    - Excluding these impacts, expect roughly flat organic revenue year-over-year

- ***Adjusted EBITDA margin*** – down 20 to 30 bps
  - Similar to first quarter performance
  - Year-over-year expansion expected in Q3 and Q4, and for the full year, as benefits from efficiency and optimization initiatives phase in



Appendix

A streamlined operating model designed to accelerate growth

Implemented in 2020 and realigned in 2025[4], our portfolio of specialty businesses positions Kelly to compete and win.

	Kelly Enterprise Talent Management	Kelly Science, Engineering & Technology	Kelly Education
GP Margin[13]	20.3%[13]	25.6%[14]	14.4%[15]
Adj. EBITDA Margin[12]	2.7%[13]	6.2%[14]	4.5%[15]
Geography	Global	North America	U.S.
Solutions	• Temp staffing • Perm placement • Outcome-based • Talent solutions	• Temp staffing • Perm placement • Outcome-based • Talent solutions	• Temp staffing • Perm placement
Specialties	• Industrial • Contact Center • Office Clerical • MSP[16] • RPO[16] • PPO[16]	• Engineering • Science & Clinical • Technology • Telecom	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search


EDU
$1.0B
ETM
$2.2B
SET
$1.1B
Total Revenue(12)
$4.3 billion

Total Gross Profit Margin[12]	Total Adj. EBITDA Margin[12]
20.4%	**3.3%**

Refer to the last slide for footnotes.

First-Quarter 2025 Footnotes

1) Organic excludes the 2025 results of Motion Recruitment Partners ("MRP"), which was acquired as of May 31, 2024 and was included in the reported results of operations in Science, Engineering & Technology ("SET"), from the date of acquisition and a portion in Enterprise Talent Management ("ETM") starting in 2025, and the 2025 results of Children's Therapy Center ("CTC"), which was acquired as of November 13, 2024 and was included in the reported results of operations in Education, from the date of acquisition;
2) See reconciliation of Non-GAAP Measures included in Form 8-K dated May 8, 2025;
3) Reported includes the 2025 results of our 2024 acquisitions, MRP and CTC. See details in footnote 1;
4) The Company combined its former P&I and OCG segments into the ETM segment in the first quarter of 2025. The Company also realigned certain customers as well as MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2024 ETM and SET segment information has been recast to conform to the new structure;
5) Integration and realignment costs in the first quarter of 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments and further aligning processes and technology across the Company, and include IT-related charges of $5.3 million, severance of $4.4 million and fee and other costs of $1.0 million;
6) Integration and realignment costs of $10.7 million, $8.0 million net of tax or $0.22 per share related to various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments and further aligning processes and technology across the Company in Q1 2025;
7) Transaction costs of $0.4 million, $0.3 million net of tax or $0.01 per share in Q1 2025 and $5.6 million, $4.4 million net of tax or $0.12 per share in Q1 2024 related to the sale of the EMEA staffing operations in 2024;
8) Executive transition costs of $0.3 million, $0.2 million net of tax or $0.01 per share related to non-recurring expenses associated with our CEO transition in 2025;
9) Gain on sale of EMEA staffing operations of $11.6 million, $10.4 million net of tax or $0.28 per share in Q1 2024 represents the gain related to the sale of our EMEA staffing operations in January 2024;
10) Gain on forward contract of $1.2 million, $1.2 million net of tax or $0.03 per share in Q1 2024 represents the gain recognized upon settlement of forward contract that was entered into in 2023 related to the sale of our EMEA staffing operations;
11) Restructuring charges of $2.3 million, $1.7 million net of tax or $0.05 per share in Q1 2024 related to the comprehensive transformation initiative that started in Q2 2023 and included $1.2 million of costs to execute the transformation and $1.1 million of severance;
12) Kelly size and margin profiles are based on 2024 full year results;
13) Kelly ETM revenue, GP rate and Adjusted EBITDA Margin was $2.2B, 20.4% and 2.7%, respectively, including the results of MRP Sevenstep on a proforma basis;
14) Kelly SET revenue, GP rate and Adjusted EBITDA Margin was $1.4B, 26.1% and 6.2%, respectively, including the results of MRP without Sevenstep on a proforma basis;
15) Kelly Education revenue, GP rate and Adjusted EBITDA Margin was $1.0B, 14.5%, and 4.6%, respectively, including the results of CTC on a proforma basis;
16) Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO").